Exhibit 99.1

KALA BIO Provides CEO Update and Preliminary Third Quarter 2026 Financial Results

New York, November 9, 2026 – KALA BIO, Inc. (Nasdaq: KALA) today announced preliminary unaudited financial results for the quarter ended September 30, 2026.

Preliminary Third Quarter 2026 Results

●	Net loss of approximately $0.8 million for the third quarter of 2026, compared to $7.6 million for the third quarter of 2025.

●	Net loss of approximately $4.0 million for the nine months ended September 30, 2026, compared to $27.7 million for the same period in 2025.

●	Cash, cash equivalents and short-term investments of approximately $7.0 million as of September 30, 2026, with no debt.

“We reduced our quarterly net loss by approximately 90% year over year and continue to develop the initiatives we have put in motion. We thank our stockholders who attended our Annual Meeting on November 3, 2026, and for their continued support,” said Avi Minkowitz, Chief Executive Officer and Chief Financial Officer.

KALA expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 with the SEC on or about November 16, 2026.

Preliminary Results

The results above are preliminary, unaudited and subject to completion of the Company’s financial close procedures and review by its independent registered public accounting firm. Final results, to be included in the Form 10-Q, may differ.

About Kala Bio, Inc. (NASDAQ: KALA)

KALA BIO, Inc. is a clinical-stage biopharmaceutical company building a dedicated, on-premises AI infrastructure platform for the biotechnology industry. The Company’s dual strategy combines a proprietary biologics pipeline—including its mesenchymal stem cell secretome (MSC-S) platform and FDA Orphan Drug- and Fast Track-designated product candidates—with a scalable AI platform-as-a-service business that deploys secure, purpose-built AI solutions directly within biotech and pharmaceutical client environments.

Through its exclusive worldwide license for the Researgency AI research platform from Younet, Kala intends to serve as the dedicated AI infrastructure partner for the biotechnology industry, enabling organizations of all sizes to unlock the value of their proprietary biological data without surrendering control. Kala is advancing an agentic transformation strategy for biomedical organizations through Researgency.ai, a platform designed to enable scalable, governed deployment of AI agents across research, documentation, and operational workflows. The Company’s focus on enterprise security, real-time performance, and seamless integration positions it at the forefront of innovation in the life sciences AI sector.

Kala believes the future of biomedical innovation is in agentic systems.

For more information, visit www.kalarx.com and Researgency.ai

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s preliminary unaudited financial results for the three and nine months ended September 30, 2026 and the expected timing of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

The preliminary financial results set forth in this press release are based on management’s current estimates and information available as of the date of this release. They are unaudited and remain subject to the completion of the Company’s financial closing procedures, final adjustments, and review by the Company’s independent registered public accounting firm. The Company’s actual results may differ materially from these preliminary results, and these preliminary results should not be viewed as a substitute for the full interim financial statements to be included in the Form 10-Q.

Important factors that could cause actual results or events to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to: adjustments arising from the completion of the Company’s financial closing procedures or the review of its interim financial statements; the identification of subsequent events or additional information prior to the filing of the Form 10-Q; delays in the completion or filing of the Form 10-Q; and other risks detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Avi Minkowitz
Chief Executive Officer, KALA BIO, Inc.
am@kalarx.com
www.kalarx.com | www.Researgency.ai